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                                                           EXHIBIT 11.2

                      Baxter International Inc. and Subsidiaries

        Exhibit 11.2 - Computation of Fully Diluted Earnings per Common Share

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(Unaudited - in millions, except per share data)        Three months ended    Six months ended
                                                                  June 30,            June 30,
                                                        1996          1995        1996    1995
Earnings
 Income from continuing operations applicable
  to common stock                                      $142           $114         $280   $212
 Income from discontinued operations                    34              51           54     98
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Net income available for common stock                 $176            $165         $334   $310
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Shares
 Weighted average number of common shares
  outstanding                                          272             278          272   280
 Additional shares assuming conversion of cumulative
  convertible exchangeable preferred stock, exercise of
  stock options, performance share awards and stock
  purchase plan subscriptions                           5                3            6     3
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 Average common shares and equivalents outstanding    277              281          278   283
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Fully Diluted Earnings Per Common Share
 Income from continuing operations                   $0.51             $0.41      $1.01  $0.75
 Income from discontinued operations                  0.12              0.18       0.19   0.34
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 Net income                                          $0.63             $0.59      $1.20  $1.09
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